POWER OF ATTORNEY

Each undersigned Trustee of Advisors Series Trust (the “'Trust”) hereby appoints Jeff Rauman or Elaine E. Richards, each an officer of the Trust, each individually with power of substitution or resubstitution, his or her true and lawful attorneys-in-fact and agents (each, an ”Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A, pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

Each undersigned Trustee hereby executes this Power of Attorney effective as of the 1st day of January, 2023.

Name	Title

/s/ RB Woolson
Raymond Woolson	Independent Trustee and Chairman

/s/ David Mertens
David Mertens	Independent Trustee

/s/ Joe D. Redwine
Joe Redwine	Independent Trustee

/s/ Michele Rackey
Michele Rackey	Independent Trustee